EXHIBIT 10.1

COMPLETE AND PERMANENT RELEASE AND RESIGNATION AGREEMENT

Helena Nelligan (“Ms. Nelligan”) and Brady Corporation (the “Company”) hereby enter into this Complete and Permanent Release and Resignation Agreement (the “Agreement”) to resolve all matters relating to Ms. Nelligan’s employment with, and resignation from, the Company. Ms. Nelligan and the Company hereby agree as follows:
1.Resignation.
Effective 12:01 a.m. on Friday, April 8, 2022 (the “Effective Date”), Ms. Nelligan hereby resigns from her position as Senior V.P., Human Resources of the Company, and provides notice to the Company of her resignation from any other positions with the Company. From the Effective Date to the September 30, 2022 (the “Separation Date”), Ms. Nelligan will remain employed by the Company serving as Special Advisor to the V.P. of Human Resources, and will receive her current salary and fringe benefits through the Separation Date. During that time, Ms. Nelligan will be available to consult with respect to transition issues as requested by the Company. As of the Effective Date, Ms. Nelligan shall no longer be entitled to receive any grants in connection with any equity plans or other annual or long-term incentive plans with the Company.
2.Retirement Plan; Equity Agreements; Welfare Plans.
All of Ms. Nelligan’s balances, including Company stock, within any Company retirement plan will be paid out in accordance with the provisions of each plan and Ms. Nelligan’s elections under such plans. Ms. Nelligan’s rights, as of the Separation Date, to her accrued but unpaid salary, vested retirement benefits, vested equity awards and benefits under any Company-provided welfare plans, are referred to herein as “Vested Benefits.”
3.Adequate Consideration.
Ms. Nelligan acknowledges that the Company is under no pre-existing obligation to continue her employment (including the continuation of her current base salary, despite no longer serving in an officer role) through the Separation Date, or to provide a release of claims, and that the right to such continued employment, continuation of base salary, and provision by the Company of the release set forth in Section 4, are all adequate consideration for Ms. Nelligan’s commitments in this Agreement. The parties agree that the foregoing, along with the Vested Benefits, constitute all of the payments and benefits to be provided to Ms. Nelligan under this Agreement, and that they are in full settlement of all payments and benefits, including but not limited to, claims for wages, vacation pay, sick pay, bonuses, commissions, relocation costs, severance payments, stock options, or any other compensation.
4.Mutual Release of All Claims.
In consideration of the benefits described in Section 3, and to the fullest extent allowed by law, Ms. Nelligan, for herself, her spouse, heirs, successors and assigns, hereby releases and forever discharges the Company, its owners, parents, successors, subsidiaries, affiliates, directors, officers, employees and all other representatives, and the Company’s benefit plans and fiduciaries (collectively, the “Released Parties”), from any and all charges, claims, suits and expenses (including attorneys’ fees and costs), whether known or unknown, including, but not limited to, claims under the Fair Labor Standards Act and the Wisconsin Wage Payment and Collection Law; federal, state and local fair employment law(s); the Wisconsin Fair Employment Act; Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of the Civil Rights Act of 1866; the Civil Rights Act of 1991; the Equal Pay Act; the Age Discrimination in Employment Act, as amended; the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act; state or federal family and/or medical leave acts including, but not limited to, the Family and Medical Leave Act and the Wisconsin Family and Medical Leave Act; the Consolidated Omnibus Budget Reconciliation Act of 1985; the Employee Retirement Income Security Act of 1974, as amended; the Occupational Safety and Health Act; the Fair Credit Reporting Act; the Genetic Information Nondiscrimination

Act; the Occupational Safety and Health Act; federal, state, and local whistleblower laws (to the extent permitted by law); any laws that provide for the payment of attorneys’ fees, costs, expenses or punitive, exemplary or statutory damages; the common law of Wisconsin; and any other federal, state or local laws, ordinances, or regulations of any kind, whether statutory or decisional. This release also includes, but is not limited to, a release of any claims for wrongful termination, tort, breach of contract, defamation, misrepresentation, violation of public policy, infliction of emotional distress, or invasion of privacy claims. This release also includes a release of any claims arising out of any Company policy, practice, program, contract, or agreement, but does not include a release of any claims for State Unemployment Compensation or Workers Compensation.
This release includes any and all matters in connection with or relating in any way to Ms. Nelligan’s employment with the Company and her resignation from the Company, provided, however, that nothing herein shall release, diminish, or otherwise affect Ms. Nelligan’s Vested Benefits. Notwithstanding the foregoing, this release excludes any claims: (a) arising after the execution of this Agreement; (b) to enforce the terms of this Agreement; or (c) for rights to indemnification Ms. Nelligan may have pursuant to the Company’s Bylaws, Articles of Incorporation or applicable laws.
Ms. Nelligan further agrees not to file, pursue or participate in any lawsuits against any of the Released Parties with respect to any matter arising out of or in connection with Ms. Nelligan’s employment with the Company or the termination of that employment (other than pursuing a claim for any Unemployment Compensation benefits to which Ms. Nelligan may be entitled).
The Company, on behalf of its owners, parents, successors, subsidiaries, affiliates, directors, officers, employees and all other representatives, hereby releases and forever discharges Ms. Nelligan from any and all charges, claims, suits and expenses (including attorneys’ fees and costs) within the actual knowledge of the Board of Directors as of the date hereof which it ever had or may presently have against Ms. Nelligan from the beginning of time up to and including the date of Ms. Nelligan’s execution of this Agreement. Notwithstanding the foregoing, this release excludes any claims: (a) arising after the execution of this Agreement; (b) to enforce the terms of this Agreement; or (c) to enforce any of the Company’s rights under any Company clawback policy in effect as of the date hereof.
5.Non-Admission.
Ms. Nelligan and the Company agree that this Agreement shall not constitute an admission by the Company that it has acted wrongfully with respect to Ms. Nelligan or that it has discriminated against her or against any other individual.
6.Confidential Agreement.
Ms. Nelligan hereby agrees to keep the terms of this Agreement confidential, and she agrees that she shall neither directly nor indirectly disclose the terms of this Agreement to any other person or entity except to her attorneys, tax preparers or financial advisors, and immediate family members, but only on the condition that they agree to abide by the terms of this confidentiality clause, unless compelled by law or until such time as it has been publicly disclosed by the Company.
7.Existing Obligations; Return of Confidential Information.
This Agreement does not amend any of Ms. Nelligan’s existing obligations which, shall continue in full force and effect after the Separation Date in accordance with their terms. Ms. Nelligan agrees to use her best efforts to return or delete any Company confidential information in her possession or control promptly following the Separation Date and that if she discovers any such information after the Separation Date, she agrees to either return it to the Company or to delete it.
8.Entire Agreement; Severability.
This Agreement sets forth the entire agreement between the parties and fully supersedes any and all prior agreements or understandings between Ms. Nelligan and the Company. If any portion of this Agreement is found to be unenforceable, all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable.
9.Employee Rights.
MS. NELLIGAN ACKNOWLEDGES THAT SHE IS HEREBY ADVISED TO SEEK LEGAL COUNSEL BEFORE SIGNING THIS AGREEMENT, THAT SHE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT, THAT UPON HER ACCEPTANCE SHE HAS SEVEN (7) DAYS TO REVOKE HER ACCEPTANCE, AND THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL THAT SEVEN (7) DAY PERIOD HAS EXPIRED. TO REVOKE ACCEPTANCE, MS. NELLIGAN MUST PROVIDE WRITTEN NOTICE OF REVOCATION TO THE COMPANY’S GENERAL COUNSEL. MS. NELLIGAN AGREES THAT SHE HAS READ, UNDERSTANDS AND VOLUNTARILY ACCEPTS THE TERMS OF THIS AGREEMENT.

[signature page follows]

April 5, 2022	/s/ HELENA NELLIGAN
Date	Helena Nelligan

BRADY CORPORATION

April 5, 2022	/s/ RUSSELL R. SHALLER
Date	Russell R. Shaller
President and Chief Executive Officer